UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2004

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission	(IRS Employer
File Number)	Identification No.)

2140 Research Drive, Livermore, CA	94550

(Address of principal executive offices)	(Zip Code)

(925) 294-4300

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 12: Results of Operations and Financial Condition.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.01

Item 12:      Results of Operations and Financial Condition.

On July 20, 2004, FormFactor, Inc., a Delaware corporation, issued a press release announcing its financial results for the second quarter ended June 26, 2004. FormFactor also announced that it is adjusting the amortization schedule of non-cash deferred stock-based compensation recorded in connection with its June 2003 initial public offering in current and prior periods. A copy of the press release is furnished as Exhibit 99.01 to this report and is incorporated herein by reference. FormFactor made reference to non-GAAP financial information in this press release.

The information in this report and the accompanying exhibit shall not be incorporated by reference into any filing of FormFactor with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the accompanying exhibit, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information:

To supplement its consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) in the press release, FormFactor used non-GAAP measures of earnings per share, which were adjusted from results based on GAAP assuming FormFactor’s initial public offering and follow-on public offering had occurred at the beginning of fiscal year 2003. The adjustment assumes the conversion to common stock of all redeemable convertible preferred stock, and the issuance of FormFactor’s common stock in its initial public offering and follow-on public offering. FormFactor believes the pro forma earnings per share presentation represents a meaningful alternative basis for the comparison of its current results to results during fiscal periods occurring prior to FormFactor’s initial public offering. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures included in our press release have been reconciled to the nearest GAAP financial measure as is required under SEC rules regarding the use of non-GAAP financial measures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date: July 20, 2004	By:	/s/ Jens Meyerhoff

Jens Meyerhoff, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated July 20, 2004.